UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2012

SOLAR POWER, INC.

(Exact name of registrant as specified in its charter)

California	000-50142	20- 4956638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2240 Douglas Boulevard, Suite 200

Roseville, California 95661-3875

(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Solar Power, Inc. (the “Company”) was held June 27, 2012, at the Company’s San Francisco office at 201 California Street, Suite 1250, San Francisco, California 94111 at 10:00 a.m. local time. As of May 3, 2012, the record date for the Annual Meeting, 184,413,923 shares of common stock were issued and outstanding. Each share of common stock was entitled to one (1) vote on all matters submitted for stockholder approval. The following proposals, each of which is described in the definitive proxy statement filed by the Company with the SEC on April 30, 2012, were submitted to and approved by the stockholders at the meeting:

1.	Election of five (5) members to the board of directors:

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Xiaofeng Peng	150,186,440	424,639	44,984	20,121,198
Stephen C. Kircher	149,846,246	799,133	10,684	20,121,198
Francis W. Chen	150,256,641	117,879	281,543	20,121,198
Jack Lai	149,734,781	631,739	289,543	20,121,198
Dennis Wu	150,297,131	69,389	289,543	20,121,198

2.	Amendment to the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
167,864,465	2,868,107	16,005	28,684

3.	Amendment to the Company’s Amended and Restated Articles of Incorporation to decrease the number of authorized shares of common stock in connection with the reverse stock split:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
168,135,594	2,625,387	16,280	0

4.	Ratification of the appointment of KPMG LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2012:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
170,146,041	64,403	241,293	325,524

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: June 29, 2012	/s/ James R. Pekarsky
James R. Pekarsky
Chief Financial Officer